Exhibit 99.1

Access National Reports 40th Consecutive Quarterly Profit

RESTON, Va.--(BUSINESS WIRE)--July 21, 2010--Access National Corporation (NASDAQ: ANCX), holding company for Access National Bank, reported second quarter net income of $1.7 million compared to $1.2 million recorded in the first quarter of 2010. This represents the company’s 40th consecutive quarterly profit over its 10.5 year history. Earnings per diluted share were $0.16 for the quarter ended June 30, 2010, compared to $0.11 per diluted share in the first quarter of 2010. Net income for the six months ended June 30, 2010 totaled $2.9 million or $0.27 per diluted share, compared to net income of $5.4 million or $0.52 per diluted share for the first six months of 2009. The decrease in earnings is primarily due to a $14.7 million decrease in gains on the sale of loans as a result of a 64.4% decrease in mortgage loan originations.

Loans held for investment totaled $468.9 million at June 30, 2010 compared to $486.6 million at December 31, 2009 as loan demand remains soft and management has a continuing guarded economic outlook. While total loans held for investment and all real estate loan categories have decreased in recent periods, the portfolio of commercial and industrial loans to local operating businesses have increased 4% over the prior quarter.

Investment securities have increased from $47.8 million at December 31, 2009 to $128.0 million at June 30, 2010 as a result of deposit growth and the lack of loan demand. The securities purchased are all government agencies, predominantly with maturities of five years or less.

Total deposits have increased from $466.6 million at December 31, 2009 to $608.1 million at June 30, 2010. Noninterest-bearing deposit balances increased 12.22% or $8.5 million over the six month period as the bank continues to grow its portfolio of local operating businesses with core operating accounts.

Income before taxes from the banking segment totaled $2.6 million for the second quarter of 2010, up from $1.5 million in the first quarter of 2010. Income before taxes from the mortgage segment decreased from $778 thousand in the first quarter of 2010 to $575 thousand for the quarter ended June 30, 2010.

Return on average assets for the first six months of 2010 annualized was 0.80% compared to 1.48% for the same period in 2009. Return on average equity annualized was 8.26% for the first six months of 2010 compared to 17.42% in the prior year. Book value per common share was $6.71 at June 30, 2010, an increase of 10.2% compared to $6.09 at June 30, 2009.

Assets totaled $790.6 million at June 30, 2010 compared to $740.6 million at June 30, 2009. The increase in total assets is due to the increase in deposits.

Net interest margin for the quarter ended June 30, 2010 was 3.17%, down from 3.58% for the first quarter of 2010. The decrease in the net interest margin during the second quarter is due to a greater portion of earning assets concentrated in securities. Liquid assets maintained in interest bearing accounts at the Federal Reserve and Federal Home Loan Bank averaged $128.9 million in the second quarter of 2010 compared to an average of $62.8 million during the first quarter of 2010.

Non-performing assets (NPAs) totaled approximately $12.1 million or 1.53% of assets at June 30, 2010 down from $13.5 million or 2.12% of assets at March 31, 2010. NPAs are comprised of non-accrual loans totaling $6.8 million and other real estate owned of $5.3 million. Subsequent to June 30, 2010, approximately $1.9 million in NPAs have been resolved or liquidated. The allowance for loan losses totaled 1.99% of total loans held for investment as of June 30, 2010 compared to 1.97% for the prior quarter and coverage of the allowance to NPAs increased to 77.35% from 68.47%.

Access National Corporation and its subsidiary bank continue to exceed standards of being “Well Capitalized” as defined under banking regulations. The ratio of total equity to total assets at June 30, 2010 was 8.91% compared to 8.59% at June 30, 2009.

Access National Corporation is the parent company of Access National Bank, an independent, nationally chartered bank serving the business community of the greater DC Metropolitan area. Additional information is available on our website at www.AccessNationalBank.com. Shares of Access National Corporation are traded on the NASDAQ Global Market under the symbol "ANCX".

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified as “may”, “could”, “expect”, “believe”, anticipate”, “intend”, “plan” or variations thereof. These forward-looking statements may contain information related to those matters such as the Company’s intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K and other SEC filings.

Access National Corporation
Consolidated Balance Sheet

	June 30,	December 31,	June 30,
(In Thousands)	2010	2009	2009
ASSETS

Cash and due from banks	$10,553	$5,965	$12,942

Interest-bearing balances and federal funds sold	75,567	25,256	26,820

Securities available for sale - at fair value	128,003	47,838	68,699

Loans held for sale - at fair value	66,156	76,232	107,778

Loans held for investment net of allowance for loan losses of $9,348, $9,127 and $8,077, respectively	459,535	477,437	497,584

Premises, equipment and land	8,640	8,759	8,983

Other assets	42,116	25,392	17,758

Total assets	$790,570	$666,879	$740,564

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Noninterest-bearing deposits	$78,313	$69,782	$97,291

Savings and interest bearing deposits	177,360	138,988	143,730

Time deposits	352,391	257,875	303,885

Total deposits	608,064	466,645	544,906

Short-term borrowings	57,588	64,249	60,606

Long-term borrowings	38,141	46,330	53,270

Subordinated debentures	6,186	6,186	6,186

Other liabilities and accrued expenses	10,138	15,691	11,977

Total Liabilities	720,117	599,101	676,945

SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 authorized; issued and outstanding, 10,497,271, 10,537,428, and 10,438,619 shares, respectively	8,765	8,799	8,716

Surplus	18,364	18,552	18,080

Retained earnings	43,060	40,377	36,386

Accumulated other comprehensive (loss) income	264	50	437

Total shareholders' equity	70,453	67,778	63,619

Total liabilities and shareholders' equity	$790,570	$666,879	$740,564

Access National Corporation
Consolidated Statement of Operations

	Three Months Ended	Six Months Ended
	June 30,	June 30,	June 30,
(In Thousands Except for Share Data)	2010	2010	2009
INTEREST INCOME
Interest and fees on loans	$7,977	$15,849	$17,448

Interest on federal funds sold and bank balances	77	114	78

Interest on securities	604	954	1,841
Total interest income	8,658	16,917	19,367

INTEREST EXPENSE
Interest on deposits	2,049	4,017	5,818

Interest on other borrowings	622	1,328	1,767
Total interest expense	2,671	5,345	7,585
Net interest income	5,987	11,572	11,782

Provision for loan losses	548	746	3,429
Net interest income after provision for loan losses	5,439	10,826	8,353

NONINTEREST INCOME
Service charges and fees	166	326	264

Gain on sale of loans	8,398	13,638	28,339

Other Income	(1,287)	(664)	4,609
Total noninterest income	7,277	13,300	33,212

NONINTEREST EXPENSE
Salaries and benefits	5,364	10,616	15,434

Occupancy and equipment	646	1,330	1,280

Other operating expense	4,032	7,599	15,715
Total noninterest expense	10,042	19,545	32,429
Income before income tax	2,674	4,581	9,136

Income tax expense	996	1,687	3,702
NET INCOME	$1,678	$2,894	$5,434

Earnings per common share:
Basic	$0.16	$0.28	$0.53
Diluted	$0.16	$0.27	$0.52

Average outstanding shares:
Basic	10,573,210	10,572,614	10,306,638
Diluted	10,592,125	10,590,816	10,357,752

Access National Corporation
Performance and Capital Ratios

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
(Dollars in Thousands)	June 30, 2010	March 31, 2010	June 30, 2010	June 30, 2009

Return on average assets (annualized)	0.84%	0.74%	0.80%	1.48%
Return on average equity (annualized)	9.24%	7.01%	8.26%	17.42%
Net interest margin	3.17%	3.58%	3.35%	3.33%
Efficiency ratio - Bank only	53.39%	71.71%	61.93%	60.46%
Total equity to assets	8.91%	10.86%	8.91%	8.59%

Banking segment - income before taxes	$2,586	$1,461	$4,047	$1,582
Mortgage segment - income before taxes	$575	$778	$1,353	$8,245
Other segments - income before taxes	$(359)	$(332)	$(715)	$(691)
Mortgage loan originations	$180,365	$148,941	$329,306	$936,578
Allowance for losses on mortgage loans sold	$3,630	$3,768	$3,630	$3,537

Asset Quality Trend Profile

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
(Dollars in Thousands)	June 30, 2010	March 31, 2010	December 31, 2009	December 31, 2008

Total assets	$790,570	$637,381	$666,879	$702,324
Total loans held for investment	$468,883	$469,728	$486,564	$485,929

Allowance for loan losses - beginning balance	$9,256	$9,127	$7,462	$7,462
Charge offs	(582)	(392)	(5,310)	(5,560)
Recoveries	128	324	911	137
Net charge offs	(454)	(68)	(4,399)	(5,423)
Provision for loan losses	546	198	6,064	5,423
Allowance for loan losses - ending balance	$9,348	$9,257	$9,127	$7,462

Allowance for loan losses/loans held for investment	1.99%	1.97%	1.88%	1.53%

Delinquent 30 - 90 days	$358	$845	$1,267	$6,459
Percentage of loans delinquent	0.08%	0.18%	0.26%	1.33%

Non-accrual loans	$6,752	$9,447	$7,032	$2,875
OREO	$5,334	$4,073	$5,111	$4,455
Total NPA	$12,086	$13,520	$12,143	$7,330
NPA to total assets	1.53%	2.12%	1.82%	1.04%

Allowance for loan losses/NPA	77.35%	68.47%	75.16%	101.80%
REO expense	$217	$459	$1,497	$22

Access National Corporation
Composition of Loan Portfolio

	June 30, 2010		December 31, 2009		June 30, 2009
		Percentage of		Percentage of		Percentage of
(Dollars in Thousands)	Amount	Total	Amount	Total	Amount	Total

Commercial	$75,595	16.12%	$72,628	14.93%	$78,261	15.48%
Commercial real estate	215,391	45.94	220,301	45.28	223,691	44.24
Real estate construction	35,085	7.48	41,508	8.53	51,616	10.21
Residential real estate	141,389	30.15	150,792	30.99	150,607	29.78
Consumer and other	1,423	0.31	1,335	0.27	1,486	0.29
Total loans	$468,883	100.00%	$486,564	100.00%	$505,661	100.00%
Less allowance for loan losses	9,348		9,127		8,077
	$459,535		$477,437		$497,584

Summary of Non-Performing Assets

(In Thousands)	June 30, 2010
Non-Performing Loans
CRE - Owner occupied Industrial Building Chantilly VA, Bankruptcy	$3,111
CRE - Church Suburban MD Bankruptcy, Listed for sale	690
CRE - Industrial land - Washington D.C. Leases pending	374
SFR - Construction Leesburg VA, Foreclosure Action Pending	1,489
SFR - 2 Suburban MD, Listed for sale	961
SFR - Construction NC, Listed for sale	40
C&I - 2 Loans to operating businesses in Northern VA	87
Total Non-Performing Loans	$6,752

Real Estate Owned
CRE - Office building Baltimore MD, Listed for sale	$2,273
CRE - 4 Office Condos No.Va. $271 sold after period close,	1,766
$1,290 contract pending, others listed for sale
SFR - Northern VA - Bankruptcy	959
SFR - Suburban MD - Sold after period close	336
Total Real Estate Owned	$5,334

Total Non-Performing Assets *	$12,086

* Resolutions realized or pending since period close	$1,897

Access National Corporation
Composition of Deposits

	June 30, 2010		December 31, 2009		June 30, 2009
(Dollars In Thousands)	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total

Demand deposits	$78,313	12.88%	$69,782	14.95%	$97,291	17.86%
Interest-bearing demand deposits	41,696	6.86	25,918	5.56	43,064	7.90
Savings and money market	110,622	18.19	103,070	22.09	100,666	18.47
CDARS-reciprocal time deposits	203,429	33.45	41,550	8.90	60,484	11.10
Brokered deposits	63,357	10.42	129,660	27.79	124,878	22.92
Time deposits	110,647	18.20	96,665	20.71	118,523	21.75
Total Deposits	$608,064	100.00%	$466,645	100.00%	$544,906	100.00%

Yield on Average Earning Assets and Rates on Average Interest-Bearing Liabilities
Three Months Ended

	June 30, 2010			March 31, 2010			June 30, 2009
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
(Dollars In Thousands)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest earning assets:
Securities	$113,784	$604	2.12%	$53,073	$350	2.64%	$71,915	$861	4.79%
Loans held for sale	44,984	572	5.09%	31,528	389	4.94%	83,011	1,015	4.89%
Loans(1)	469,122	7,405	6.31%	476,713	7,483	6.28%	493,395	7,766	6.30%
Interest-bearing balances and federal funds sold	128,864	77	0.24%	62,813	37	0.24%	59,112	46	0.31%
Total interest earning assets	756,754	8,658	4.58%	624,127	8,259	5.29%	707,433	9,688	5.48%
Noninterest earning assets:
Cash and due from banks	8,885			7,205			6,842
Premises, land and equipment	8,674			8,731			9,057
Other assets	32,781			23,930			21,681
Less: allowance for loan losses	(9,056)			(9,371)			(7,806)
Total noninterest earning assets	41,284			30,495			29,774
Total Assets	$798,038			$654,622			$737,207

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Interest-bearing demand deposits	$37,501	$60	0.64%	$23,484	$43	0.73%	$34,348	$96	1.12%
Money market deposit accounts	132,409	391	1.18%	129,783	393	1.21%	90,225	393	1.74%
Savings accounts	3,942	9	0.91%	4,135	10	0.97%	4,298	15	1.40%
Time deposits	357,590	1,589	1.78%	243,516	1,522	2.50%	323,216	2,233	2.76%
Total interest-bearing deposits	531,442	2,049	1.54%	400,918	1,968	1.96%	452,087	2,737	2.42%
Borrowings:
FHLB Advances	11,662	110	3.77%	17,708	203	4.59%	26,054	267	4.10%
Securities sold under agreements to repurchase and federal funds purchased	25,307	30	0.47%	24,356	28	0.46%	24,252	28	0.46%
Other short-term borrowings	22,703	54	0.95%	15,067	34	0.90%	15,923	37	0.93%
FHLB Long-term borrowings	8,681	77	3.55%	12,645	94	2.97%	24,224	217	3.58%
FDIC Term Note	29,997	297	3.96%	29,997	295	3.93%	29,996	297	3.96%
Subordinated Debentures	6,186	53	3.43%	6,186	52	3.36%	6,186	66	4.27%
Total borrowings	104,536	621	2.38%	105,959	706	2.67%	126,635	912	2.88%
Total interest-bearing deposits and borrowings	635,978	2,670	1.68%	506,877	2,674	2.11%	578,722	3,649	2.52%
Noninterest-bearing liabilities:
Demand deposits	73,409			67,291			83,854
Other liabilities	18,539			11,068			10,493
Total liabilities	727,926			585,236			673,069
Shareholders' Equity	70,112			69,386			64,138
Total Liabilities and Shareholders' Equity:	$798,038			$654,622			$737,207

Interest Spread(2)			2.90%			3.18%			2.96%

Net Interest Margin(3)		$5,988	3.17%		$5,585	3.58%		$6,039	3.41%

(1) Loans placed on nonaccrual status are included in loan balances
(2) Interest spread is the average yield earned on earning assets, less the average rate incurred on interest-bearing liabilities.
(3) Net interest margin is net interest income, expressed as a percentage of average earning assets.

Access National Corporation
Yield on Average Earning Assets and Rates on Average Interest-Bearing Liabilities -
Six Months Ended

	June 30, 2010			June 30, 2009
	Average	Income /	Yield /	Average	Income /	Yield /
(Dollars In Thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets:
Interest-earning assets:
Securities	$83,596	$954	2.28%	$74,999	$1,841	4.91%
Loans held for sale	38,293	961	5.02%	77,008	1,930	5.01%
Loans(1)	472,897	14,888	6.30%	488,024	15,518	6.36%
Interest-bearing balances and federal funds sold	96,021	114	0.24%	67,909	78	0.23%
Total interest-earning assets	690,807	16,917	4.90%	707,940	19,367	5.47%
Noninterest-earning assets:
Cash and due from banks	8,157			6,159
Premises, land and equipment	8,702			9,111
Other assets	26,981			21,336
Less: allowance for loan losses	(9,213)			(7,751)
Total noninterest-earning assets	34,627			28,855
Total Assets	$725,434			$736,795

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Interest-bearing demand deposits	$30,531	$103	0.67%	$23,108	$123	1.06%
Money market deposit accounts	131,103	784	1.20%	80,763	634	1.57%
Savings accounts	4,038	19	0.94%	4,480	32	1.43%
Time deposits	300,868	3,111	2.07%	344,529	5,029	2.92%
Total interest-bearing deposits	466,540	4,017	1.72%	452,880	5,818	2.57%
Borrowings:
FHLB Advances	14,668	313	4.27%	24,963	488	3.91%
Securities sold under agreements to repurchase and federal funds purchased	24,834	58	0.47%	25,466	66	0.52%
Other short-term borrowings	18,906	89	0.94%	19,958	94	0.94%
FHLB Long-term borrowings	10,652	171	3.21%	29,395	522	3.55%
FDIC Term Note	29,997	592	3.95%	23,201	469	4.04%
Subordinated Debentures	6,186	105	3.39%	6,186	128	4.14%
Total borrowings	105,243	1,328	2.52%	129,169	1,767	2.74%
Total interest-bearing deposits and borrowings	571,783	5,345	1.87%	582,049	7,585	2.61%
Noninterest-bearing liabilities:
Demand deposits	69,970			83,094
Other liabilities	13,583			9,269
Total liabilities	83,553			674,412
Shareholders' Equity	70,098			62,383
Total Liabilities and Shareholders' Equity:	$725,434			$736,795

Interest Spread(2)			3.03%			2.86%

Net Interest Margin(3)		$11,572	3.35%		$11,782	3.33%

(1) Loans placed on nonaccrual status are included in loan balances
(2) Interest spread is the average yield earned on earning assets, less the average rate incurred on interest-bearing liabilities.
(3) Net interest margin is net interest income, expressed as a percentage of average earning assets.

CONTACT:
Access National Corporation
Michael Clarke, 703-871-2100